UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Oak Grove Avenue Suite 100
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 606-7910

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2024, Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement is expected to occur on September 13, 2024.

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase (i) an aggregate of 5,600,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $23.00, (ii) an aggregate of 2,439 shares (the “Preferred Shares”) of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a price per share of $23,000.00, and (iii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 680,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $22.999 per Pre-Funded Warrant, which represents the per share purchase price of the Common Shares less the $0.001 per share exercise price for each Pre-Funded Warrant, for an aggregate purchase price of approximately $200.5 million.

Each Preferred Share is convertible into 1,000 shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in the Certificate of Designation (as defined below). See Item 5.03 for further information regarding the Preferred Shares and the Certificate of Designation.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. Pursuant to the Purchase Agreement, the Company is required to use its best efforts to hold a special meeting of its stockholders to obtain the Stockholder Approval (as defined below) no later than December 31, 2024.

Also on September 13, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares, and the Pre-Funded Warrant Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than November 15, 2024, and to use its commercially reasonable efforts to have the registration statement declared effective within 90 days thereafter, subject to certain exceptions.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Jefferies LLC, TD Securities (USA) LLC, Leerink Partners LLC, Stifel, Nicolaus & Company, Incorporated and LifeSci Capital LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement, the Certificate of Designation and the form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.1, 10.2, 3.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Following the closing of the Private Placement, the Company expects to have 34,998,550 shares of Common Stock issued and outstanding and approximately 55.1 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series A Preferred Stock and the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as of the Closing Date, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series A Preferred Stock or Series B Preferred Stock to convert such shares to Common Stock at such time, and assumes the exercise of all outstanding pre-funded warrants.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Private Placement. The Certificate of Designation provides for the issuance of up to 2,439 authorized shares of the Company’s Series A Preferred Stock.

Holders of shares of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Private Placement will not become convertible until the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with the listing rules of the Nasdaq Stock Market (the “Stockholder Approval”). Following the Stockholder Approval, each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that shares of Series A Preferred Stock shall not be convertible if the conversion would result in a holder, together with its affiliates, beneficially owning more than 9.99% of the Company’s outstanding shares of Common Stock as of the applicable conversion date, which may be increased at the holders’ option (not to exceed 19.99%), effective in accordance with the terms of the Certificate of Designation.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 11, 2024, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 11, 2024, the Company made available a press release announcing updated pipeline progress and timelines, as well as an upcoming scientific presentation at the European Academy of Dermatology and Venereology Congress. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock
4.1	Form of Pre-Funded Warrant.
10.1†††	Securities Purchase Agreement, dated September 11, 2024, by and between Oruka Therapeutics, Inc. and each purchaser identified on Annex A thereto.
10.2	Form of Registration Rights Agreement.
99.1	Press Release, dated September 11, 2024.
99.2	Press Release, dated September 11, 2024.
104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

††	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc. (Registrant)

Date:	September 13, 2024	By:	/s/ Lawrence Klein
			Name:	Lawrence Klein
			Title:	President and Chief Executive Officer

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